Exhibit 10.7

Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

TABLE OF CONTENTS

1.	BACKGROUND	2
2.	DEFINITIONS	3
3.	LICENSE GRANT AND TERM	9
4.	DUE DILIGENCE	11
5.	MILESTONE PAYMENTS	13
6.	EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS	13
7.	SUBLICENSES	17
8.	CONFIDENTIALITY AND PUBLICITY	18
9.	REPORTS, RECORDS AND INSPECTIONS	19
10.	PATENT PROTECTION	20
11.	INFRINGEMENT AND LITIGATION	21
12.	USE OF YALE’S NAME	23
13.	TERMINATION; REVIVAL OF ORIGINAL AGREEMENT	23
14.	INDEMNIFICATION; INSURANCE; NO WARRANTIES	26
15.	NOTICES	28
16.	INVENTOR AGREEMENTS	28
17.	LAWS, FORUM AND REGULATIONS	28
18.	MISCELLANEOUS	29
SIGNATURE PAGE		31
Appendix A: LICENSED PATENTS		34
Appendix B: PLAN		38
Appendix C: PRODRUG PATENTS		45
EXHIBIT 4.3: Intellectual Property Reporting Example		54
Exhibit 6.6: Wire Transfer Instructions		55
Exhibit 9.1: Sample Report		56
APPENDIX D: ASSIGNMENT and ASSUMPTION AGREEMENT		59

THIS AMENDED AND RESTATED AGREEMENT (the “AMENDED AGREEMENT”) by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut (“YALE”), and Biohaven Therapeutics Ltd., a British Virgin Islands company with principal offices located at 215 Church Street New Haven, CT 06510, United States (“LICENSEE”) is effective as of May 6, 2019 (“AMENDED EFFECTIVE DATE”).
1.      BACKGROUND

1.1
In the course of research conducted under YALE auspices, Drs. Vladimir Coric, Gerard Sanacora, and John H. Krystal, in the Department of Psychiatry at YALE (the “INVENTORS”), have produced inventions described by the LICENSED PATENTS and also known as [***] (the “INVENTION”).

1.2	INVENTORS have assigned to YALE all of INVENTORS’ right, title and interest in and to the INVENTION and any resulting patents.

1.3	YALE wishes to have the INVENTION and any resulting patents commercialized to benefit the public good.

1.4	LICENSEE has represented to YALE that it shall act diligently to develop and commercialize the LICENSED PRODUCTS.

1.5
YALE and LICENSEE’s AFFILIATE, Biohaven Pharmaceutical Holding Company Ltd. (“BIOHAVEN”), have entered into a license agreement dated as of September 16, 2013, and amended as of April 1, 2017, under which YALE granted to BIOHAVEN certain rights and licenses under the LICENSED PATENTS to develop and commercialize the LICENSED PRODUCTS (the “ORIGINAL AGREEMENT).

1.6	BIOHAVEN and its AFFILIATES have conducted development activities with LICENSED PRODUCTS and are engaged in clinical trials with the LICENSED PRODUCTS.

1.7	BIOHAVEN and its AFFILIATES have also conducted development activities with certain prodrugs of riluzole (“PRODRUG PRODUCTS”) and are engaged in clinical trials with certain of the PRODRUG PRODUCTS.

1.8
Prior to the AMENDED EFFECTIVE DATE, BIOHAVEN owned or controlled patents and patent applications relating to the PRODRUG PRODUCTS and their use (“PRODRUG PATENTS”) and has assigned the PRODRUG PATENTS to LICENSEE.

1.9	BIOHAVEN and LICENSEE wish to have the PRODRUG PRODUCTS and PRODRUG PATENTS commercialized to benefit the public good.

1.10
Contemporaneously with the execution of this AMENDED AGREEMENT, BIOHAVEN has assigned the ORIGINAL AGREEMENT to LICENSEE effective as of the AMENDED EFFECTIVE DATE to Biohaven Therapeutics Ltd., a British Virgin Islands

company with principal offices located at 215 Church Street New Haven, CT 06510, United States (“ASSIGNEE”).

1.11
Pursuant to the Article 18.7 of the ORIGINAL AGREEMENT, YALE hereby approves the contemporaneous assignment of the ORIGINAL AGREEMENT to ASSIGNEE pursuant to a fully executed ASSIGNMENT AGREEMENT. The fully executed Assignment and Assumption Agreement is attached and incorporated hereto as Appendix D (the “ASSIGNMENT AGREEMENT”).

1.12	LICENSEE and YALE desire to amend and restate the ORIGINAL AGREEMENT to enable LICENSE to develop and commercialize the LICENSED PRODUCTS, the PRODRUG PRODUCTS, or both.

1.13	YALE is willing to grant a license to LICENSEE, subject to the terms and conditions of this AMENDED AGREEMENT.

1.14	In consideration of these statements and mutual promises, YALE and LICENSEE agree to the terms of this AMENDED AGREEMENT.
2.      DEFINITIONS
The following terms used in this AMENDED AGREEMENT shall be defined as set forth below:

2.1
“AFFILIATE” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with LICENSEE. For purposes of this definition, “control” means possession of the power to direct the management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise.

2.2	“AMENDED EFFECTIVE DATE” is defined in the introductory paragraph of this AMENDED AGREEMENT.

2.3	“ASSIGNEE” is defined in Article 1.10.

2.4	“ASSIGNMENT AGREEMENT” is defined in Article 1.10.

2.5	“CLINICAL TRIAL” shall mean either a PHASE I CLINICAL TRIAL, PHASE II CLINICAL TRIAL, PHASE III CLINICAL TRIAL, or a PIVOTAL TRIAL

2.6
“COMBINATION PRODUCT” shall mean a single pharmaceutical formulation containing as its active ingredients riluzole, or a PRODRUG PRODUCT, and one or more other therapeutically or prophylactically active ingredients, or a combination therapy comprised of riluzole, or a PRODRUG PRODUCT, and one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price and in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations.

2.7
“CONFIDENTIAL INFORMATION” shall mean all information disclosed by one party to the other during the negotiation of or under the ORIGINAL AGREEMENT or this AMENDED AGREEMENT in any manner, whether orally, visually or in tangible form, that relates to LICENSED PATENTS, PRODRUG PATENTS or the AMENDED AGREEMENT itself, unless such information is subject to an exception described in Article 8.2; provided, however, that CONFIDENTIAL INFORMATION that is disclosed in tangible form shall be marked “Confidential” at the time of disclosure and CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be identified as confidential at the time of disclosure and subsequently reduced to writing, marked confidential and delivered to the other party within thirty (30) days of such disclosure. CONFIDENTIAL INFORMATION shall include, without limitation, materials, know- how and data, technical or non-technical, trade secrets, inventions, methods and processes, whether or not patentable. Notwithstanding any other provisions of this Article 2.5, CONFIDENTIAL INFORMATION of LICENSEE that is subject to Article 8 of this AMENDED AGREEMENT is limited to information that LICENSEE supplies pursuant to LICENSEE’s obligations under Articles 7 and 9 of this AMENDED AGREEMENT, or has supplied pursuant to LICENSEE’s obligations under Articles 7 and 9 of the ORIGINAL AGREEMENT, unless otherwise mutually agreed to in writing by the parties.

2.8
“DEVELOPING ECONOMIES” shall mean those countries that are designated by The World Bank or its successor organization as having economies that are low- and middle- income economies (excluding The People’s Republic of China and India, which shall not be considered countries with developing economies).

2.9	“EARNED ROYALTY” is defined in Article 6.1.

2.10	“EFFECTIVE DATE” shall mean the effective date of the ORIGINAL AGREEMENT which is September 16, 2013.

2.11	Intentionally Omitted.

2.12
“FDA” shall mean the U.S. Food and Drug Administration to obtain marketing approval for a LICENSED PRODUCT in the United States, or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.13	“FIELD” shall mean any use in humans.

2.14	“FIRST SALE” shall mean the first sale, lease or other transfer, practice or disposition to a THIRD PARTY of any LICENSED PRODUCT or PRODRUG PRODUCT in any country.

2.15
“GENERIC(S)” shall mean shall mean THIRD PARTY products sold in the FIELD, but not products sold by LICENSEE, AFFILIATES, or SUBLICENSEE, that was previously exclusive due to a VALID CLAIM of a LICENSED PATENT or a PRODRUG PATENT

and is a pharmaceutical product containing as an active pharmaceutical ingredient an agent that is the same as a LICENSED PRODUCT or a PRODRUG PRODUCT with respect to pharmacokinetic and pharmacodynamics properties, dose, strength route of administration, safety, efficacy, and intended use (or any salt, pro-drug, free acid or base, solvate, hydrate, stereoisomer, enantiomer, noncrystalline form, isotopic (including but not limited deuterated) form, and/or polymorphic form, crystalline or noncrystalline form of such LICENSED PRODUCT or PRODRUG PRODUCT) whether filed under an NDA, abbreviated NDA (such as as an ANDA) or otherwise (such as, without limitation, an application under 505(b)(2)). A GENERIC product sold by LICENSEE, SUBLICENSEE, or AFFILIATE shall not be a GENERIC.

2.16
“IND” shall mean an investigational new drug application filed with the United States Food and Drug Administration prior to beginning clinical trials in humans in the United States or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.17
“INITIATE” or “INITIATION” or “INITIATES” or any variant thereof shall mean, with respect to a CLINICAL TRIAL, the first dose of a LICENSED PRODUCT administered to a human subject by or on behalf of LICENSEE, SUBLICENSEE, or AFFILIATE.

2.18	“INVENTION” and “INVENTORS” are defined in Article 1.1.

2.19	“INVENTOR AGREEMENT” shall mean a consulting or other agreement directly between LICENSEE and an INVENTOR.

2.20
“INSOLVENT” shall mean that LICENSEE (i) as defined by the United States Federal Bankruptcy Law, as amended from time to time, or (ii) has commenced bankruptcy, reorganization, receivership or insolvency proceedings, or any other proceeding under any Federal, state or other law for the relief of debtors.

2.21	“LICENSE” refers to the license granted under Article 3.1.

2.22
“LICENSED METHOD” shall mean any method, procedure, service or process the practice of which is claimed by a VALID CLAIM of a LICENSED PATENT, or which uses a LICENSED PRODUCT of the type defined in subsection (a) of the definition of LICENSED PRODUCT.

2.23
“LICENSED PATENTS” shall mean the United States or foreign patent application(s) and patents(s) listed in Appendix A and owned by YALE during the TERM, together with any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent or patent application are directed to subject matter specifically described in the patent applications listed on Appendix A; any reissues, re-examinations, or extensions thereof, or substitutes therefor; and the relevant international equivalents of any of the foregoing. Appendix A is incorporated into this AMENDED AGREEMENT.

2.24	“LICENSED PRODUCT” shall mean

(a)	any product (including any apparatus or kit) or component part thereof, if the manufacture, use, sale, import, export or practice thereof is claimed by a VALID CLAIM of a LICENSED PATENT.

(b)	any LICENSED METHOD.

2.25	“LICENSED TERRITORY” shall mean worldwide.

2.26
“MARKETING APPROVAL” shall mean shall mean the receipt by LICENSEE, SUBLICENSEE, or AFFILIATE of an official notification or other comparable communication from the FDA (if in the United States), or any comparable notification from the relevant regulatory authority for a country or group of countries other than the United States, that allows the commercial marketing (including any pricing or reimbursement approval, should it be required for the marketing) of a LICENSED PRODUCT or a PRODRUG PRODUCT.

2.27	“MARKET SHARE” is defined in Article 6.8.

2.28	“MP” is defined in Article 6.7.

2.29	“NDA” shall mean New Drug Application filed with the FDA.

2.30	“NET SALES” shall mean:

(a)
gross invoice price from the sale, lease or other transfer, practice or disposition of the LICENSED PRODUCTS or PRODRUG PRODUCTS, or from services performed using or constituting LICENSED PRODUCTS or PRODRUG PRODUCTS by LICENSEE, SUBLICENSEES or AFFILIATES to THIRD PARTIES, except as set forth in section (b) of this definition, less the following deductions, provided they actually pertain to the disposition of the LICENSED PRODUCTS or PRODRUG PRODUCTS and are separately invoiced:

i.	[***];

ii.	[***];

iii.	[***]; and

iv.	[***].
No deductions shall be made for any other costs or expenses, including but not limited to commissions to independents, agents or those on LICENSEE’s, SUBLICENSEE’s or an AFFILIATE’s payroll or for the cost of collection.

(b)	“NET SALES” shall not include the gross invoice price [***].

(c)
There shall be no deductions, except as specified in this definition, made to NET SALES for the purpose of calculating EARNED ROYALTIES owed to YALE as a result of royalties or other payments made to THIRD PARTIES.

(d)	[***].

2.31
“PATENT CHALLENGE” shall mean a challenge or opposition to the validity, patentability, enforceability and/or non-infringement of any of the LICENSED PATENTS or otherwise opposing any of the LICENSED PATENTS.

2.32
“PHASE I CLINICAL TRIAL” shall mean a human clinical trial constituting the initial introduction of an investigational new drug into humans, as defined in 21 C.F.R §312.21(a) and as practiced according to the standards of the pharmaceutical industry.

2.33
“PHASE II CLINICAL TRIAL” shall mean a human clinical trial conducted to evaluate the effectiveness of a drug for a particular indication in patients with a disease and to determine the common short-term side effects and risks associated with the drug as defined in 21 C.F.R §312.21(b) and as practiced according to the standards of the pharmaceutical industry.

2.34
“PHASE III CLINICAL TRIAL” shall mean expanded controlled and uncontrolled human clinical trials performed after PHASE II CLINICAL TRIAL(S) evidence suggesting effectiveness of an investigational new drug, as defined by 21 C.F.R §312.21(c), and as practiced according to the standards of the pharmaceutical industry for a Phase III clinical trial and prior to the filing of an NDA or comparable request for marketing approval.

2.35
“PIVOTAL TRIAL” shall mean a controlled human clinical trial to evaluate the safety and efficacy of a LICENSED PRODUCT or PRODRUG PRODUCT in which data are sufficient to form the basis for the filing of an NDA. A PIVOTAL TRIAL may not necessarily be a PHASE III CLINICAL TRIAL.

2.36	“PRECLINICAL” shall mean prior to the INITIATION of a first CLINICAL TRIAL by or on behalf of a LICENSEE, SUBLICENSEE, or AFFILIATE.

2.37	“PRODRUG FEE” is defined in Article 6.2.

2.38
“PRODRUG PATENTS” shall mean: (i) the United States or foreign patent application(s) and patents(s) listed in Appendix C and owned by LICENSEE during the TERM, together with any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent or patent application are directed to subject matter specifically described in the patent applications listed on Appendix C; (ii) any United States or foreign patent application(s) and patents(s) filed by LICENSEE and owned by LICENSEE during the TERM, together with any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent or patent application are directed to PRODRUG PRODUCTS; and (iii) any reissues, re-examinations, or extensions thereof, or substitutes therefor; and the relevant international equivalents of any of the foregoing. Appendix C is incorporated into this AMENDED AGREEMENT.

2.39
“PUBLICLY TRADED COMPANY” shall mean an entity whose principal class of shares is listed on at least one recognized stock exchange or over the counter, provided its listed shares can be readily purchased or sold by the public. Shares can be purchased or sold “by the public” if the purchase or sale of such shares is not implicitly or explicitly restricted to a limited group of investors.

2.40
“QUALIFIED SUBLICENSEE” and “QUALIFIED ASSIGNEE” shall mean a pharmaceutical or biopharmaceutical that is a top [***] global company based upon annual sales of pharmaceutical or biopharmaceutical products.

2.41
“REASONABLE COMMERCIAL EFFORTS” shall mean documented efforts that are consistent with those utilized by companies of similar size and type that have successfully developed products and services similar to LICENSED PRODUCTS or PRODRUG PRODUCTS.

2.42
“SUBLICENSE” shall mean an agreement with a SUBLICENSEE by LICENSEE or an AFFILIATE conferring any of the rights granted to LICENSEE herein, including but not limited to an option, sublicense, cross-license, revenue-sharing agreement, discovery partnership, co-development partnership, or license, privilege, or immunity to make, have made, use, sell, have sold, distribute, practice, import or export LICENSED PRODUCTS or PRODRUG PRODUCTS.

2.43	“SUBLICENSEE” shall mean any THIRD PARTY with whom LICENSEE or an AFFILIATE has executed a SUBLICENSE.

2.44	“SUBLICENSE INCOME” shall mean consideration in any form received by LICENSEE or an AFFILIATE in connection with a SUBLICENSE. SUBLICENSE INCOME shall include, but not be limited to:

(a)
any consideration in any form, including without limitation, any license signing fee, license maintenance fee, option fee or other payment pursuant to an option, unearned portion of any minimum royalty payment received by LICENSEE, equity, distribution or joint marketing fee; and

(b)
research and development funding for work to be performed by LICENSEE either directly or by subcontractors after the effective date of a SUBLICENSE that is in excess of LICENSEE’s cost of performing such future work; and

(c)
any consideration received for an equity interest in LICENSEE to the extent such consideration exceeds the monetary value of private equity as determined by an independent appraiser mutually agreeable to the parties or, in the event that common shares of LICENSEE trade on public markets, the value of any consideration received for an equity interest in LICENSEE to the extent such consideration exceeds the quantity achieved by multiplying the number of common shares sold by the thirty-day trailing average price of the LICENSEE’s common shares; and

(d)
shall also include any sale or extension of credit to LICENSEE for less than its monetary value, as determined by an independent appraiser. In the event an extension of credit or loan to LICENSEE by a SUBLICENSEE is forgiven in whole or in part by the SUBLICENSEE, such amount shall constitute SUBLICENSE INCOME;

provided, however,

(e)	SUBLICENSE INCOME shall not include the earned royalty consideration paid by a SUBLICENSEE to LICENSEE or an AFFILIATE for NET SALES of a LICENSED PRODUCT or a PRODRUG PRODUCT.

2.45	“TERM” is defined in Article 3.4.

2.46	“THIRD PARTY” or “THIRD PARTIES” shall mean any party other than LICENSEE and YALE or their AFFILIATES.

2.47
“VALID CLAIM” shall mean a pending, issued or unexpired claim of a LICENSED PATENT or a PRODRUG PATENT that has not been pending more than (i) [***] years from the AMENDED EFFECTIVE DATE or (ii) [***] years from the date of filing of an application claiming priority to the earliest priority application, so long as such claim shall not have been irrevocably abandoned or declared to be invalid in an unappealable decision of a court or other authority or competent jurisdiction through no fault or cause of LICENSEE; provided, however, that if a pending claim results in an issued patent after the periods indicated in (i) and/or (ii) in this Article 2.42, it shall thereafter again be a VALID CLAIM.

3.      LICENSE GRANT AND TERM

3.1	Subject to all the terms and conditions of this AMENDED AGREEMENT including the payment to YALE of the consideration described in Article 5, YALE grants to LICENSEE as of the EFFECTIVE DATE;

(a)
an exclusive license, subject to the reservation of rights by YALE under Article 3.3, under the LICENSED PATENTS to make, have made, use, sell, have sold, import, export, or practice LICENSED PRODUCTS within the FIELD in the LICENSED TERRITORY; and

(b)	The right to SUBLICENSE the rights granted under Article 3.1(a);

(c)	together, the rights granted under Article 3.1 (a), and (b) shall be the license granted hereunder (the “LICENSE”).

3.2
To the extent that any invention included within the LICENSED PATENTS has been funded in whole or in part by the United States government, the United States government retains certain rights in such invention as set forth in 35 U.S.C. §200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (the “Federal Patent Policy”). As a condition of the license granted hereby, LICENSEE acknowledges and shall comply with all aspects of the Federal Patent Policy applicable to the LICENSED PATENTS, including the obligation that LICENSED PRODUCTS used or sold in the United States be manufactured substantially in the United States. Nothing contained in this AMENDED AGREEMENT obligates or shall obligate YALE to take any action that would conflict in any respect with its past, current or future obligations to the United States Government under the Federal Patent Policy with respect to the LICENSED PATENTS.

3.3
The LICENSE is expressly made subject to YALE’s reservation of the right, on behalf of itself and all other non-profit academic and/or research institutions, to make, use and practice the LICENSED PATENTS and LICENSED PRODUCTS for research, clinical research by YALE and its bone fide research partners, teaching or other non-commercial purposes, and not for purposes of commercial development, use, manufacture or distribution.

3.4
Unless terminated earlier as provided in Article 13, the term of this AMENDED AGREEMENT (the “TERM”) shall commence on the AMENDMENT EFFECTIVE DATE and shall expire on the later of (i) on a country-by-country basis, on the date on which the last of the VALID CLAIMS of the patents described in the LICENSED PATENTS in such country expires, lapses or is declared to be invalid by a non- appealable decision of a court or other authority of competent jurisdiction through no fault or cause of LICENSEE; (ii) on a country-by-country basis, on the date on which the last of the VALID CLAIMS of the patents described in the PRODRUG PATENTS in such country expires, lapses or is declared to be invalid by a non-appealable decision of a court or other authority of competent jurisdiction through no fault or cause of LICENSEE or YALE, or (iii) ten (10) years from the date of FIRST SALE.

3.5
Nothing in this AMENDED AGREEMENT shall be construed to grant by implication, estoppel or otherwise any licenses under patents of YALE other than the LICENSED PATENTS. Except as expressly provided in this AMENDED AGREEMENT, under no circumstances will LICENSEE, as a result of this AMENDED AGREEMENT, obtain any interest in or any other right to any technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of YALE. Nothing in this AMENDED AGREEMENT shall be construed to grant to YALE by implication, estoppel or otherwise any licenses under any patents of LICENSEE, including without limitation the PRODRUG PATENTS.

4.      DUE DILIGENCE

4.1
LICENSEE has designed a plan for developing and commercializing the LICENSED PATENTS that includes a description of research and development, testing, government approval, manufacturing, marketing and sale or lease of LICENSED PRODUCTS (“PLAN”). A copy of the PLAN as of the EFFECTIVE DATE is attached to this AMENDED AGREEMENT as Appendix B and incorporated herein by reference. During the TERM, LICENSEE shall periodically revise and update the PLAN to describe the research and development, testing, government approval, manufacturing, marketing and sale or lease of LICENSED PRODUCTS and PRODRUG PRODUCTS.

4.2
LICENSEE shall use all REASONABLE COMMERCIAL EFFORTS at its sole expense to diligently commercialize the LICENSED PRODUCTS and PRODRUG PRODUCTS in the LICENSED TERRITORY; provided, however, that LICENSEE shall have the sole discretion to determine whether to commercialize either LICENSED PRODUCTS, PRODRUG PRODUCTS, or both, and which countries in the LICENSED TERRITORY to commercialize LICENSED PRODUCTS and PRODRUG PRODUCTS, provided that the countries for commercialization shall include at least the U.S., United Kingdom, France, Germany and Japan.

4.3
Annually after the AMENDED EFFECTIVE DATE, and within sixty (60) days after each anniversary of the AMENDED EFFECTIVE DATE, LICENSEE shall provide YALE with an updated and revised copy of the PLAN which shall:

(a)	indicate LICENSEE’s progress and problems to date in development and commercialization of LICENSED PRODUCTS and PRODRUG PRODUCTS;

(b)	include a forecast and schedule of major events required to market the LICENSED PRODUCTS and PRODRUG PRODUCTS; and

(c)	include a statement clearly indicating which of LICENSEE’s products or services are a LICENSED PRODUCT and which LICENSED PATENTS claim each such LICENSED PRODUCT utilized (e.g., see Exhibit 4.3).

4.4
Within [***] days after assignment by LICENSEE pursuant to Article 18.7, the assignee shall provide YALE with an updated and revised copy of the PLAN. Each updated and revised PLAN shall be substituted into this AMENDED AGREEMENT as Appendix B.

4.5
LICENSEE shall immediately, or as soon as reasonably possible, send YALE a notice of abandonment if at any time LICENSEE permanently discontinues its research, development or commercialization of both the LICENSED PRODUCTS and PRODRUG PRODUCTS, or its intent to research, develop and market both the LICENSED PRODUCTS and PRODRUG PRODUCTS. Such notices shall be deemed by YALE to be a breach that is incapable of being cured and YALE may, at its sole discretion, terminate this AMENDED AGREEMENT by written notice at any time after such notice of abandonment.

4.6
LICENSEE agrees that YALE shall be entitled to terminate this AMENDED AGREEMENT pursuant to Article 13.1(b) upon the occurrence of any of the following in the event that LICENSEE fails to cure in a timely manner as provided in ARTICLE 13:

(a)	LICENSEE shall fail to provide the written reports as provided in Article 4.3; or

(b)
LICENSEE shall fail to use REASONABLE COMMERCIAL EFFORTS to commercialize at least one of the LICENSED PRODUCTS or the PRODRUG PRODUCTS, provided that such termination right shall exist on a country-by- country basis within the LICENSED TERRITORY for any countries where LICENSEE has failed to use REASONABLE COMMERCIAL EFFORTS; or

(c)	LICENSEE gives notice pursuant to Article 4.5 (which shall be deemed a material breach not capable of being cured); or

(d)
LICENSEE has either (x) failed to INITIATE a PHASE III CLINICAL TRIAL or (y) failed to designate a CLINICAL TRIAL as a PIVOTAL TRIAL and, having designated such a CLINICAL TRIAL as a PIVOTAL TRIAL, then failed to file an NDA within [***] of the EFFECTIVE DATE for either a LICENSED PRODUCT or a PRODRUG PRODUCT; provided, however,

i.
that LICENSEE may elect to extend the diligence milestone in this Article 4.6(d) by a total of [***] upon payment to YALE of [***] if such an extension is for a PHASE III CLINICAL TRIAL; and such extension shall be a “DILIGENCE EXTENSION.”

ii.	LICENSEE may elect no more than [***] DILIGENCE [***] under this Article 4.6(e); and provided further

iii.
that the DILIGENCE EXTENSION must be requested at least ninety (90) days prior to the date of the diligence obligation under this Article 4.6(e) for which a DILIGENCE EXTENSION is being requested by LICENSEE. The DILIGENCE [***] shall take effect only if payment is made to YALE by the date of the diligence obligation for which a DILIGENCE [***] has been requested.

4.7
During the TERM of this AMENDED AGREEMENT, for the duration of any period(s) of time exceeding ninety (90) days that LICENSEE, or a parent company AFFILIATE of LICENSEE, is not a PUBLICLY TRADED COMPANY, LICENSEE hereby grants YALE observer rights for one (1) person at all of LICENSEE’s Board of Director meetings. YALE shall be permitted to attend and participate in meetings of the board of directors and to receive all information provided to members of the board (including minutes of board meetings), but shall not permitted to formally vote on matters submitted for a vote. YALE shall be responsible for paying costs and expenses such observer to attend the meetings. LICENSEE will make commercially reasonable efforts to provide call-in access to such meetings. For clarity, YALE shall have no observer rights under this Article 4.7 during any periods of time that LICENSEE, or a parent company AFFILIATE of LICENSEE, is a PUBLICLY TRADED COMPANY.
5.      MILESTONE PAYMENTS

5.1
LICENSEE shall pay to YALE for the first LICENSED PRODUCT or PRODRUG PRODUCT developed by LICENSEE, SUBLICENSEE, or AFFILIATE a non- refundable milestone payment of [***] within 6 months of when LICENSEE, SUBLICENSEE, or AFFILIATE receives MARKETING APPROVAL for such a LICENSED PRODUCT or PRODRUG PRODUCT.

5.2	The milestone payment of Article 5.1 shall not be credited against EARNED ROYALTIES payable under Article 6.1 or any other payment due under this AMENDED AGREEMENT.
6.      EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS

6.1
During the TERM, as partial consideration for the LICENSE, LICENSEE shall pay to YALE an earned royalty on annual cumulative NET SALES of LICENSED PRODUCTS (“EARNED ROYALTIES”), on a country-by-country basis, according to the following Schedule 6.1(a) in this Article 6.1:

Schedule 6.1(a): EARNED ROYALTIES from NET SALES of a LICENSED PRODUCT by LICENSEE, SUBLICENSEE, or AFFILIATES.
LICENSEE shall pay to YALE an EARNED ROYALTY on annual NET SALES of such LICENSED PRODUCTS by LICENSEE, SUBLICENSEE, or AFFILIATES, on a country-by-country basis in countries where there is a VALID CLAIM under LICENSED PATENTS, according to the following schedule:

EARNED ROYALTY in countries with a VALID CLAIM under LICENSED PATENTS
[***]

6.2
During the TERM, but not to exceed [***] years from the FIRST SALE of a PRODRUG PRODUCT, as partial consideration for YALE entering into this AMENDED AGREEMENT, LICENSEE shall pay to YALE a fee on annual cumulative NET SALES of PRODRUG PRODUCTS, on a country-by-country basis, according to the following Schedule 6.2(a) in this Article 6.2 (“PRODRUG FEE”):

Schedule 6.2(a): PRODRUG FEE from NET SALES by LICENSEE, SUBLICENSEE, or AFFILIATES of PRODRUG PRODUCTS.
LICENSEE shall pay to YALE a PRODRUG FEE on annual NET SALES of such PRODRUG PRODUCTS by LICENSEE, SUBLICENSEE, or AFFILIATES, on a

country-by-country basis in countries where there is a VALID CLAIM under PRODRUG PATENTS, according to the following schedule:

PRODRUG FEE in countries with a VALID CLAIM under PRODRUG PATENTS
[***]

6.3
Stacking. The payment amounts stated in Articles 6.1 and 6.2 are subject to a maximum not to exceed, in total, [***] of the combined annual NET SALES of LICENSED PRODUCTS and PRODRUG PRODUCTS, on a country-by-country basis, in countries where there is a VALID CLAIM. There shall be no other stacking of payments due to YALE for NET SALES of LICENSED PRODUCTS and PRODRUG PRODUCTS.

6.4
In the event that (i) LICENSEE or any of its AFFILIATES or SUBLICENSEES brings a PATENT CHALLENGE anywhere in the world, or (ii) LICENSEE or any of its AFFILIATES or SUBLICENSEES assists another party in bringing a PATENT CHALLENGE anywhere in the world (except as required under a court order or subpoena), and (iii) YALE does not choose to exercise its rights to terminate this AMENDED AGREEMENT pursuant to Article 13, then the following provisions shall apply.

(a)	All payments due to YALE under this AMENDED AGREEMENT other than patent costs shall be tripled during the pendency of the PATENT CHALLENGE and shall remain payable to YALE when due.

(b)	If the PATENT CHALLENGE is inconclusive or results in a determination that at least one challenged claim is both valid and infringed,

(1)	all payments due to YALE under this AMENDED AGREEMENT other than patent costs shall be tripled for the remainder of the TERM.

(2)	LICENSEE shall promptly reimburse YALE for all legal fees and expenses incurred in YALE’s defense against the PATENT CHALLENGE.

(c)	In the event that such a PATENT CHALLENGE is successful, LICENSEE will have no right to recoup any payments made prior to the final, non-appealable determination of a court of competent jurisdiction.

6.5
Neither LICENSEE nor any of its AFFILIATES or SUBLICENSEES shall bring a PATENT CHALLENGE without first providing YALE three (3) months written notice setting forth (a) precisely which claims and patents are being challenged or claimed not to be infringed, (b) a clear statement of the factual and legal basis for the challenge, and (c) an identification of all prior art and other matter believed to invalidate any claim of the LICENSED PATENT or which supports the claim that the LICENSED PATENT is not infringed.

6.6
LICENSEE shall pay all EARNED ROYALTIES and PRODRUG FEES accruing to YALE within [***] days from the end of each calendar quarter (March 31, June 30, September 30 and December 31), beginning in the first calendar quarter in which NET SALES occur. Unless YALE requests otherwise, LICENSEE shall report all EARNED ROYALTIES, PRODRUG FEES and other payments accruing to YALE on a quarterly basis, but shall defer payments accruing to YALE that do not, in total, exceed [***] in any given quarter until the earlier of (1) the end of the calendar year, or (2) the quarter upon which the cumulative accrued royalties and other payments exceed [***]. All payments shall be made by wire transfer pursuant to the instructions in Exhibit 6.6, which is attached and incorporated herein.

6.7
Minimum Payments. During the TERM, LICENSEE agrees to pay YALE annual Minimum Payments (“MP”), commencing on the first January 1 to occur after the date of the FIRST SALE that results in NET SALES. The MP shall be payable to YALE in the amounts indicated in the following schedule:

Years after FIRST SALE	MP
[***]	$ [***]
[***]	$ [***]
[***]	$ [***]
[***]	$ [***]

LICENSEE shall continue to pay the MP until the end of the TERM. YALE shall fully credit each MP made against any EARNED ROYALTIES or PRODRUG FEES payable by LICENSEE in the same calendar year.
All EARNED ROYALTIES, PRODRUG FEES and other payments due under this AMENDED AGREEMENT shall be paid to YALE in United States Dollars. In the event that conversion from foreign currency is required in calculating a payment under this AMENDED AGREEMENT, the exchange rate used shall be the Interbank rate quoted by Citibank at the time the payment is due. If overdue, the royalties and any other payments due under this AMENDED AGREEMENT shall bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at Citibank on the due date and YALE shall be entitled to recover reasonable attorneys’ fees and costs related to the administration or enforcement of this AMENDED AGREEMENT, including collection of royalties or other payments, following such failure to pay. The payment of such interest shall not foreclose YALE from exercising any other right it may have as a consequence of the failure of LICENSEE to make any payment when due.

6.8
If, during the TERM on a country-by-country basis and on a LICENSED PRODUCT- by-LICENSED PRODUCT basis or PRODRUG PRODUCT-by-PRODRUG PRODUCT basis, there are sales of one or more GENERICS by one or more THIRD PARTIES in such country in a calendar quarter, the EARNED ROYALTIES payable to YALE with respect to NET SALES of such a LICENSED PRODUCT by LICENSEE, a

SUBLICENSEE, or AFFILIATE in such country, and /or the PRODRUG FEES payable to YALE with respect to NET SALES of such a PRODRUG PRODUCT by LICENSEE, a SUBLICENSEE, or AFFILIATE in such country, will be reduced as follows on a quarterly basis:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***]; and

(g)	[***].
“MARKET SHARE” means the aggregate of the unit volume of all GENERICS and the LICENSED PRODUCT or PRODRUG PRODUCT, as the case may be, in a country as reported by an independent THIRD PARTY source of market share of GENERICS (for example, Synovate, Verispan or Walters Kluwer, or the like), such source, if not Synovate, Verispan or Walters Kluwer, to be identified in the report to be provided by LICENSEE under Section 9.1. In the event that the available THIRD PARTY source provides data on the percentage of MARKET SHARE achieved by GENERICS based on an indicator other than by unit volume (for example, patient share or number of prescriptions written or filled), then such alternate indicator shall be used to determine the percentage of “MARKET SHARE” achieved by GENERICS.
In the event MARKET SHARE of GENERICS is not measured and reported by a THIRD PARTY source in a given country, the EARNED ROYALTIES or PRODRUG FEES payable to YALE with respect to NET SALES by LICENSEE or a SUBLICENSEE in such country will be reduced as follows, when calculated on a quarterly basis:

(i)	[***] and

(ii)	[***]

(h)
No reductions due to GENERIC(S) under this Article 6.8 shall be permitted without reporting on a country-by-country basis of the actual determination of the amount of GENERIC sales of a given LICENSED PRODUCT or PRODRUG PRODUCT. Such a report shall be provided pursuant to Section 9.1.

6.9	[[***].

6.10	[***].

7.      SUBLICENSES

7.1
LICENSEE shall not SUBLICENSE the rights granted to it under this AMENDED AGREEMENT to any SUBLICENSEE without the prior written consent of YALE, unless such a SUBLICENSE is to a QUALIFIED SUBLICENSEE. In the event YALE consents to a SUBLICENSE under this Article 7.1, in addition to any other terms and conditions YALE may require, the provisions of Articles 7.2, 7.3 and 7.4 shall apply.

7.2
Any SUBLICENSE granted by LICENSEE to a SUBLICENSEE shall include substantially the same definitions and provisions, and such other provisions as are needed to enable LICENSEE to provide Yale the protections and benefits contemplated herein. LICENSEE will provide YALE with a copy of each SUBLICENSE agreement (and all amendments thereof) promptly after execution. LICENSEE shall also include provisions in all SUBLICENSES to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE anywhere in the world or assists another party in bringing a PATENT CHALLENGE anywhere in the world (except as required under a court order or subpoena) then LICENSEE shall immediately terminate the SUBLICENSE. LICENSEE shall remain responsible for the performance of all SUBLICENSEES under any such SUBLICENSE as if such performance were carried out by LICENSEE itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any SUBLICENSE provide for such amounts to be paid by the SUBLICENSEE directly to YALE. A breach of this provision shall constitute a material breach that is subject to Article 13.1(b).

7.3
LICENSEE shall pay royalties or fees to YALE on NET SALES of SUBLICENSEES based on the same royalty rate as apply to NET SALES by LICENSEE and its AFFILIATES, regardless of the royalty rates payable by SUBLICENSEES to LICENSEE under a SUBLICENSE. In addition:

(a)	[***];

(b)	[***];

(c)	[***].

7.4	LICENSEE agrees that it has sole responsibility to promptly:

(a)	provide YALE with a copy of any amendments to SUBLICENSES granted by LICENSEE under this AMENDED AGREEMENT to SUBLICENSEES and to notify YALE of termination of any such SUBLICENSE; and

(b)
deliver copies of all reports provided to LICENSEE by SUBLICENSEES. Such reports from SUBLICENSEES shall include the information required to be provided by LICENSEE and at the intervals required under Article 4.3; and

(c)	provide YALE with notice of the existence of any INVENTOR AGREEMENT(S) and notify YALE when such INVENTOR AGREEMENTS are no longer in effect, in any event, no less than once per year during the TERM.
8.      CONFIDENTIALITY AND PUBLICITY

8.1	Subject to the parties’ rights and obligations pursuant to this AMENDED AGREEMENT, YALE and LICENSEE agree that during the term of this AMENDED AGREEMENT and for [***] years thereafter, each of them:

(a)
will keep confidential and will cause their AFFILIATES and, in the case of LICENSEE, its SUBLICENSEES, to keep confidential, CONFIDENTIAL INFORMATION disclosed to it by the other party, by taking whatever action the party receiving the CONFIDENTIAL INFORMATION would take to preserve the confidentiality of its own CONFIDENTIAL INFORMATION, which in no event shall be less than reasonable care; and

(b)
will only disclose that part of the other’s CONFIDENTIAL INFORMATION to its AFFILIATES and its or their directors, officers, employees or agents, SUBLICENSEES and assignees under requirements of confidentiality, for purposes of carrying out its rights and responsibilities under this AMENDED AGREEMENT, or to potential or actual investors, underwriters or acquirers, and external advisors that are directly concerned with performance under this AMENDED AGREEMENT, on a strictly applied “need to know” basis; provided, however, that such AFFILIATES, directors, officers, employees, agents, SUBLICENSEES assignees, potential or actual investors, underwriters or acquirers, and external advisors are subject to confidentiality obligations at least as stringent as the confidentiality obligations provided for in this Article 8 or are otherwise bound by professional obligations of confidentiality; and

(c)
will not use the other party’s CONFIDENTIAL INFORMATION other than as expressly permitted by this AMENDED AGREEMENT or disclose the other’s CONFIDENTIAL INFORMATION to any THIRD PARTIES (other than to agents under requirements of confidentiality) under any circumstance without advance written permission from the other party; and

(d)
will, within [***] of termination of this AMENDED AGREEMENT, return all the CONFIDENTIAL INFORMATION disclosed to it by the other party pursuant to this AMENDED AGREEMENT except for one copy which may be retained by the recipient for monitoring compliance with this Article 8 and any surviving clauses, and provided further that the recipient shall not be required to delete CONFIDENTIAL INFORMATION of the disclosing party from its computer back-up storage that is stored securely.

8.2	The obligations of confidentiality described above shall not pertain to that part of the CONFIDENTIAL INFORMATION that:

(a)	is shown to have been known to or developed by the recipient prior to the disclosure by the disclosing party; or

(b)	is at the time of disclosure or has become thereafter publicly known through no fault or omission attributable to the recipient; or

(c)	is rightfully given to the recipient from sources independent of the disclosing party; or

(d)	is independently developed by the receiving party without use of or reference to the CONFIDENTIAL INFORMATION of the other party; or

(e)	is required to be disclosed by law in the opinion of recipient’s attorney, but only after the disclosing party is given prompt written notice and an opportunity to seek a protective order.

8.3	The financial terms of this AMENDED AGREEMENT constitute CONFIDENTIAL INFORMATION of each party.
9.      REPORTS, RECORDS AND INSPECTIONS

9.1
LICENSEE shall, within [***] days after the calendar year in which NET SALES first occur, and within [***] days after each calendar quarter (March 31, June 30, September 30 and December 31) thereafter, provide YALE with a written report detailing the NET SALES and uses, if any, made by LICENSEE, its SUBLICENSEES and AFFILIATES of LICENSED PRODUCTS and PRODRUG PRODUCTS during the preceding calendar quarter and calculating the payments due pursuant to Article 6. NET SALES of LICENSED PRODUCTS and PRODRUG PRODUCTS shall be deemed to have occurred on the date of invoice for such LICENSED PRODUCTS. Each such report shall be signed by an officer of LICENSEE (or the officer’s designee), shall be in the form of Exhibit 9.1, which is attached and incorporated herein, and must include:

(a)	the number or amount, as appropriate, of LICENSED PRODUCTS and PRODRUG PRODUCTS manufactured, sold, practiced, leased or otherwise transferred or disposed of by LICENSEE, SUBLICENSEES and AFFILIATES;

(b)
a calculation of NET SALES for the applicable reporting period in each country, including the gross invoice prices charged for the LICENSED PRODUCTS and PRODRUG PRODUCTS and any permitted deductions made pursuant to Article 2.26, Article 6.8, and/or Article 6.9;

(c)	a calculation of total royalties or other payment due, including any exchange rates used for conversion; and

(d)	names and addresses of all SUBLICENSEES and the type and amount of any SUBLICENSE INCOME received from each SUBLICENSEE.

9.2
LICENSEE, AFFILIATES and its SUBLICENSEES shall keep and maintain complete and accurate records and books containing an accurate accounting of all data in sufficient detail to enable verification of EARNED ROYALTIES, PRODRUG FEES and other payments under this AMENDED AGREEMENT. LICENSEE shall preserve such books and records for [***] years after the calendar year to which they pertain. Such books and records shall be open to inspection by YALE or an independent certified public accountant selected by YALE, at YALE’s expense, no more frequently than once per year, during normal business hours upon [***] days’ prior written notice, for the purpose of verifying the accuracy of the reports and computations rendered by LICENSEE. In the event LICENSEE underpaid the amounts due to YALE with respect to the audited period by more than [***] ([***]%), LICENSEE shall pay the reasonable cost of such examination, together with the deficiency not previously paid and interest from the due date of such payment, calculated at the rates set forth in Article 6.8 and Article 6.9, within [***] days of receiving notice thereof from YALE.

10.      PATENT PROTECTION

10.1
LICENSEE shall be responsible for past United States patent expenses for which Yale has not received reimbursement, and present and future on-going costs of filing, prosecution and maintenance of all United States patent applications contained in the LICENSED PATENTS. Any and all such United States patent applications, and resulting issued patents, shall remain the property of YALE.

10.2
LICENSEE shall be responsible for past foreign patent expenses for which Yale has not received reimbursement, and present and future on-going costs of filing, prosecution and maintenance of all foreign patent applications, and patents contained in the LICENSED PATENTS in the countries outside the United States in the LICENSED TERRITORY selected by YALE and agreed to by LICENSEE. [All such applications or patents shall remain the property of YALE.] LICENSEE acknowledges that YALE shall not be required to file any such applications in low or lower-middle income countries, as designated by the World Bank (www.worldbank.org). Furthermore, LICENSEE agrees not to file any patent rights that are owned by LICENSEE and that claim LICENSED PRODUCTS in any such low-income or lower-middle income countries.

10.3
If, upon the request of YALE, LICENSEE does not agree in writing to pay the expenses of filing, prosecuting or maintaining a given patent application or a given patent in any country outside the United States, or fails to pay the expenses of filing, prosecuting or maintaining a given patent application or patent in the United States, then LICENSEE’s rights under this AMENDED AGREEMENT shall terminate automatically with respect to that given patent in that country.

10.4
The costs mentioned in Articles 10.2 and 10.3 shall include, but are not limited to, any past, present and future taxes, annuities, working fees, maintenance fees, renewal and extension charges. Payment of such costs shall be made, at YALE’s option, either directly to patent counsel or by reimbursement to YALE. In either case, LICENSEE shall make payment directly to the appropriate party within [***] days of receiving its invoice.

YALE shall provide LICENSEE with a schedule of proposed patent filings, including jurisdictions and instruct patent counsel to provide fee estimates for review by LICENSEE. If LICENSEE elects in advance not to pay for such filings, or subsequently fails to make payment to YALE or patent counsel of such fees, as the case may be, within the [***] day period from receipt by LICENSEE of the applicable invoice, LICENSEE shall be charged a [***] ([***]%) surcharge on the invoiced amount plus interest at the rate of 1% per month or fraction thereof or such higher amount as may be charged by patent counsel. Failure of LICENSEE to pay the costs of patent prosecution in a given territory within [***] days of invoice by YALE shall be grounds for termination by YALE of LICENSE under Article 13 in that territory for which such patent expenses have not been paid.

10.5
All patent applications under the LICENSED PATENTS shall be prepared, prosecuted, filed and maintained by independent patent counsel chosen by YALE and reasonably acceptable to LICENSEE. Said independent patent counsel shall be ultimately responsible to YALE. YALE shall instruct patent counsel to keep both YALE and LICENSEE fully informed of the progress of all patent applications and patents, and to give both YALE and LICENSEE reasonable opportunity to comment on the type and scope of useful claims and the nature of supporting disclosures. YALE will not finally abandon any patent application for which LICENSEE is bearing expenses without LICENSEE’s consent. YALE shall have no liability to LICENSEE for damages, whether direct, indirect or incidental, consequential or otherwise, allegedly arising from its good faith decisions, actions and omissions in connection with such prosecution.

10.6
LICENSEE shall mark, and shall require AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS, that are tangible products, with the numbers of all patents included in LICENSED PATENTS that cover the LICENSED PRODUCTS. Without limiting the foregoing, all LICENSED PRODUCTS shall be marked in such a manner as to conform with the patent marking notices required by the law of any country where such LICENSED PRODUCTS are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country.

11.      INFRINGEMENT AND LITIGATION

11.1
Each party shall promptly notify the other in writing in the event that it obtains knowledge of infringing activity by THIRD PARTIES, or is sued or threatened with an infringement suit, in any country in the LICENSED TERRITORY as a result of activities that concern the LICENSED PATENTS, and shall supply the other party with documentation of the infringing activities that it possesses.

11.2	During the TERM:

(a)
LICENSEE shall have the first right to defend the LICENSED PATENTS against infringement or interference in the FIELD and in the LICENSED TERRITORY by THIRD PARTIES. This right includes bringing any legal action for infringement and defending any counter claim of invalidity or action of a THIRD

PARTY for declaratory judgment for non-infringement or non-interference. If, in the reasonable opinion of both LICENSEE’s and YALE’s respective counsel, YALE is required to be a named party to any such suit for standing purposes, LICENSEE may join YALE as a party; provided, however, that (i) YALE shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has joined YALE as a party; and (iii) LICENSEE shall keep YALE reasonably apprised of all developments in any such action. LICENSEE may settle such suits solely in its own name and solely at its own expense and through counsel of its own selection; provided, however, that no settlement shall be entered without YALE’s prior written consent, such consent not to be unreasonably withheld or delayed. Without limiting the foregoing YALE may withhold its consent to any settlement that would in any manner constitute or incorporate an admission by YALE or require YALE to take or refrain from taking any action. LICENSEE shall bear the expense of such legal actions. Except for providing reasonable assistance, at the request and expense of LICENSEE, YALE shall have no obligation regarding the legal actions described in Article 11.2 unless required to participate by law. However, YALE shall have the right to participate in any such action through its own counsel and at its own expense. Any recovery shall first be applied to LICENSEE’s out of pocket expenses and second shall be applied to YALE’s out of pocket expenses, including legal fees. YALE shall recover [***]% of any excess recovery over those expenses.

(b)
Except as provided in Article 11(a) above, in the event LICENSEE fails to initiate and pursue or participate in the actions described in Article (a) within [***] days of (a) notification of infringement from YALE or (b) the date LICENSEE otherwise first becomes aware of an infringement, whichever is earlier, YALE may, in its sole discretion, convert the LICENSE granted in Article 3 only in the jurisdiction subject to such alleged infringement to a nonexclusive license, and issue licenses to THIRD PARTIES under the LICENSED PATENTS to make, have made, use, sell, have sold, import, or practice LICENSED PRODUCTS within the FIELD in the applicable jurisdiction within the LICENSED TERRITORY. Additionally, YALE shall have the right to initiate legal action such as that described in Article 11(a) at its own expense and YALE may use the name of LICENSEE as party plaintiff to uphold the LICENSED PATENTS in such jurisdiction. In such case, LICENSEE shall provide reasonable assistance to YALE if requested to do so. YALE may settle such actions solely through its own counsel. Any recovery shall be retained by YALE.

(c)
In the event LICENSEE is permanently enjoined from exercising its LICENSE under this AMENDED AGREEMENT pursuant to an infringement action brought by a THIRD PARTY, or if both LICENSEE and YALE elect not to undertake the defense or settlement of a suit alleging infringement for a period of [***] months from notice of such suit, then either party shall have the right to terminate this AMENDED AGREEMENT in the country where the suit was filed with respect to the licensed patent following [***] days’ written notice to the other party in accordance with the terms of Article 15.

(d)
Notwithstanding the foregoing, neither LICENSEE nor YALE shall take any action to enforce the LICENSED PATENTS, or patent rights owned by LICENSEE and which claim the LICENSED PRODUCTS, in DEVELOPING ECONOMIES, where such action is intended to prevent the sale of LICENSED PRODUCTS solely in any such countries. However, LICENSEE and/or YALE may take such action in any such country, provided that such action is intended to prevent the manufacturing of LICENSED PRODUCTS for export to countries that DEVELOPING ECONOMIES.

12.      USE OF YALE’S NAME

12.1
LICENSEE shall not use the name “Yale” or “Yale University,” nor any variation or adaptation thereof, nor any trademark, tradename or other designation owned by YALE, nor the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of YALE in each instance, such consent to be granted or withheld by YALE in its sole discretion, except that LICENSEE may state that it has licensed from YALE one or more of the patents and/or applications comprising the LICENSED PATENTS.

13.      TERMINATION; REVIVAL OF ORIGINAL AGREEMENT

13.1
In the event LICENSEE permanently discontinues its research, development, or commercialization of all PRODRUG PRODUCTS, due to safety or efficacy concerns, failure to achieve desired outcomes in CLINICAL TRIALS, commercial considerations, or otherwise: LICENSEE shall promptly provide notice to YALE in accordance with Article 4.5, and this AMENDED AGREEMENT shall automatically terminate and the ORIGINAL AGREEMENT shall be revived as of the EFFECTIVE DATE; provided, however, that the assignment of the ORIGINAL AGREEMENT from BIOHAVEN to LICENSEE shall remain in effect, and any obligations of the parties that have been performed prior to the notice an accordance with Article 4.5 shall be recognized by the parties as completed and discharged. For clarity, as of the AMENDED EFFECTIVE DATE, LICENSEE’s obligations under Articles 4.6(f)(1)(2) and (3), 4.7 (so long as LICENSEE is a PUBLICLY TRADED COMPANY), 5.1, 5.4 and 5.5 of the ORIGINAL AGREEMENT, are hereby recognized by the parties as completed and discharged.

13.2	YALE shall have the right to terminate this AMENDED AGREEMENT upon [***] day’s prior written notice to LICENSEE in the event LICENSEE:

(a)
fails to make any payment whatsoever due and payable pursuant to this AMENDED AGREEMENT unless LICENSEE shall make all such payments (and all interest due on such payments under Article 6.4) within the [***] day period after receipt of written notice from YALE; or

(b)
commits a material breach of any other material provision of this AMENDED AGREEMENT which is not cured (if capable of being cured) within the [***] day period after receipt of written notice thereof from YALE, or upon receipt of such notice if such breach is not capable of being cured; or

(c)	fails to obtain or maintain adequate insurance as described in Article 14.2, whereupon YALE may terminate this AMENDED AGREEMENT immediately upon written notice to LICENSEE.

(d)
If LICENSEE or any of its AFFILIATES brings a PATENT CHALLENGE against YALE, or assists others in bringing a PATENT CHALLENGE against YALE (except as required under a court order or subpoena), whereupon YALE may terminate this AMENDED AGREEMENT immediately, unless YALE raises the royalty rate pursuant to Article 6.4.

(e)
If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then YALE may send a written demand to LICENSEE to terminate such SUBLICENSE. If LICENSEE fails to so terminate such SUBLICENSE within [***] days after YALE’s demand, YALE may immediately terminate this AMENDED AGREEMENT unless YALE raises the royalty rate pursuant to Article 6.4.

13.3
This AMENDED AGREEMENT shall terminate automatically without any notice to LICENSEE in the event LICENSEE shall cease to carry on its business or becomes INSOLVENT, or a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for [***] days, or LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE.

13.4	LICENSEE shall have the right to terminate this AMENDED AGREEMENT upon written notice to YALE:

(a)	at any time on [***] months’ notice to YALE, provided LICENSEE is not in breach and upon payment of all amounts due YALE throughout the effective date of termination; or

(b)
in the event YALE commits a material breach of any of the provisions of this AMENDED AGREEMENT and such breach is not cured (if capable of being cured) within the [***] day period after receipt of written notice thereof from LICENSEE, or upon receipt of such notice if such breach is not capable of being cured; or

(c)	as to a specific country if no VALID CLAIMS covering LICENSED PRODUCTS exist in such country pursuant to (i) or (ii) in Article 2.42 or as provided in ARTICLE 11.2(c).

13.5
Upon termination of this AMENDED AGREEMENT, for any reason other than a material breach by YALE, all rights and licenses granted to LICENSEE under the terms of this AMENDED AGREEMENT are terminated and YALE has the option, in its discretion, to terminate any SUBLICENSE granted by LICENSEE to SUBLICENSEES. Upon such termination, LICENSEE shall cease to make, have made, use, sell, have sold, distribute, practice, import or export LICENSED PRODUCTS. Within [***] days of the effective date of termination LICENSEE shall return to YALE:

(a)	All materials relating to or containing the LICENSED PATENTS, LICENSED PRODUCTS or CONFIDENTIAL INFORMATION disclosed by YALE;

(b)	the last report required under Article 4 or Article 9; and

(c)	all payments incurred up to the effective date of termination.

13.6
Termination of this AMENDED AGREEMENT shall not affect any rights or obligations of either party accrued prior to the effective date of such termination. LICENSEE’s obligation to pay all milestones under Article 5, all fees under Article 6 (other than Article 6.1), and Article 6.10, SUBLICENSE INCOME under Article 7.3(b) shall survive such a termination of the AMENDED AGREEMENT. In particular, but without limitation, the following additional provisions shall survive any termination: Article 2, Article 8, the preservation and inspection obligations of Article 9, Article 11, Article 12, this Article 13.6, Article 13.9, Article 14, Article 15, Article 17.1, and Article 18. The parties agree that claims giving rise to indemnification may arise after the TERM or termination of the LICENSE granted herein.

13.7
The rights provided in this Article 13 shall be in addition and without prejudice to any other rights, whether at law or in equity, which the parties may have with respect to any default or breach of the provisions of this AMENDED AGREEMENT.

13.8	Waiver by either party of one or more defaults or breaches shall not deprive such party of the right to terminate because of any subsequent default or breach.

13.9
Upon termination of this AMENDED AGREEMENT for any reason other than breach by YALE, LICENSEE shall permit YALE and its future licensees to utilize, reference and otherwise have the benefit of all regulatory approvals of, or clinical trials or other studies conducted on, and all filings made with regulatory agencies with respect to, the LICENSED PRODUCTS. In addition, at YALE’s request, LICENSEE shall deliver to YALE within six months of such request all records required by regulatory authorities to be maintained with respect to the sale, storage, handling, shipping and use of the LICENSED PRODUCTS, all reimbursement approval files, all documents, data and information related to clinical trials and other studies of LICENSED PRODUCTS, any other data, techniques, know-how and other information developed or generated that relate to the LICENSED PATENTS or LICENSED PRODUCTS, and all copies and facsimiles of such materials, documents, information and files. YALE agrees that, subject to the provisions of Article 8, LICENSEE may retain one copy thereof to the extent LICENSEE is required by law to maintain such copy.
14.      INDEMNIFICATION; INSURANCE; NO WARRANTIES

14.1
LICENSEE shall indemnify, defend by counsel acceptable to YALE, and hold harmless YALE and its trustees, officers, employees, and agents (collectively, “YALE Indemnitees”), from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”), based upon, arising out of or otherwise relating to this LICENSE, including without limitation any cause of action relating to product liability, or any theory of liability (including without limitation tort, warranty, or strict liability) or the death, personal injury, or illness of any person or out of damage to any property related in any way to the rights granted under this AMENDED AGREEMENT; or resulting from the production, manufacture, sale, use, lease, or other disposition or consumption or advertisement of the LICENSED PRODUCTS or PRODRUG PRODUCTS by LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees; or in connection with any statement, representation or warranty of LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees with respect to the LICENSED PRODUCTS or PRODRUG PRODUCTS. LICENSEE shall not settle or compromise the CLAIM relating to LICENSED PRODUCTS without the prior written consent of YALE, such consent not to be unreasonably withheld or delayed. Without limiting the foregoing, YALE may withhold its consent to any settlement or compromise that would in any manner constitute or incorporate an admission by YALE or require YALE to take or refrain from taking any action.

14.2
Subject to the timing requirements set forth in ARTICLE 14.3, LICENSEE shall purchase and maintain in effect and shall require its SUBLICENSEES to purchase and maintain in effect a policy of commercial, general liability insurance to protect YALE with respect to events described in Article 14.1. Such insurance shall:

(a)	list “YALE, its trustees, directors, officers, employees and agents” as additional insured parties under the policy;

(b)	provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have;

(c)	be endorsed to include product liability coverage in amounts no less than [***] Dollars ($[***]) per incident and [***] Dollars ($[***]) annual aggregate; and

(d)	be endorsed to include contractual liability coverage for LICENSEE’s indemnification under Article 14.1; and

(e)	by virtue of the minimum amount of insurance coverage required under Article 14.2(c), not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under Article 14.1.

14.3
By signing this AMENDED AGREEMENT, LICENSEE certifies that the requirements of Article 14.2 will be met on or before the earlier of (a) the date of FIRST SALE of any LICENSED PRODUCT or (b) the date any LICENSED PRODUCT is tested or used on humans, and will continue to be met thereafter. Upon YALE’s request, LICENSEE shall furnish a Certificate of Insurance and a copy of the current insurance policy to YALE. LICENSEE shall secure agreement from its insurer to give [***] days’ written notice to YALE prior to any cancellation of or material change to the policy.

(a)
YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES THAT ANY CLAIMS OF THE LICENSED PATENTS, ISSUED OR PENDING, ARE VALID, OR THAT THE MANUFACTURE, USE, PRACTICE, SALE OR OTHER DISPOSAL OF THE LICENSED PRODUCTS DOES NOT OR WILL NOT INFRINGE UPON ANY PATENT OR OTHER RIGHTS NOT VESTED IN YALE.

(b)
YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED PATENTS AND LICENSED PRODUCTS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(c)	LICENSEE SHALL MAKE NO STATEMENTS, REPRESENTATION OR WARRANTIES WHATSOEVER TO ANY THIRD PARTIES THAT ARE INCONSISTENT WITH THE DISCLAIMERS BY YALE IN ARTICLE 14.3(a) AND (b).

(d)
IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER YALE SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

(e)	IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR DAMAGES IN EXCESS OF AMOUNTS YALE HAS RECEIVED FROM LICENSEE UNDER THIS LICENSE.

15.      NOTICES

15.1
Any monetary payment, notice or other communication required by this AMENDED AGREEMENT (a) shall be in writing, (b) may be delivered personally or sent by reputable overnight courier with written verification of receipt or by registered or certified first class United States Mail, postage prepaid, return receipt requested, (c) shall be sent to the following addresses or to such other address as such party shall designate by written notice to the other party, and (d) shall be effective upon receipt:

FOR YALE: Managing Director YALE UNIVERSITY Office of Cooperative Research 433 Temple Street New Haven, CT 06511	FOR LICENSEE: President and CEO Biohaven Therapeutics Ltd. 215 Church Street New Haven, CT 06371

With an electronic copy sent to: OCRAgreements@yale.edu Referencing OCR4001

16.      INVENTOR AGREEMENTS

16.1
If LICENSEE and INVENTOR enter into an INVENTOR AGREEMENT, LICENSEE shall so notify YALE in writing within [***] days. The LICENSEE acknowledges that: (i) the INVENTOR is a faculty member, other employee, or student of YALE; (ii) the INVENTOR is subject to certain policies of YALE, as such policies may be revised from time to time, including policies concerning consulting, conflicts of interest, and intellectual property (“YALE POLICIES”); (iii) to the extent any provision of the INVENTOR AGREEMENT conflicts with YALE POLICIES, or imposes obligations or responsibilities compliance with which would require the INVENTOR to act in violation of YALE POLICIES, such provision shall be void. INVENTOR is a THIRD PARTY beneficiary of this paragraph.

17.      LAWS, FORUM AND REGULATIONS

17.1
Any matter arising out of or related to this AMENDED AGREEMENT shall be governed by and in accordance with the substantive laws of the State of Connecticut, without regard to its conflicts of law principles, except where the federal laws of the United States are applicable and have precedence. Any dispute arising out of or related to this AMENDED AGREEMENT shall be brought exclusively in a court of competent jurisdiction in the State of Connecticut, and the parties hereby irrevocably submit to the jurisdiction of such courts.

17.2
LICENSEE shall comply, and shall cause its AFFILIATES and SUBLICENSEES to comply, with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the testing, production, transportation, packaging, labeling, export, practice, sale and use of the LICENSED PRODUCTS and PRODRUG PRODUCTS. In particular, LICENSEE shall be responsible for assuring compliance with all United States export laws and regulations applicable to this LICENSE and LICENSEE’s activities under this AMENDED AGREEMENT.
18.      MISCELLANEOUS

18.1	This AMENDED AGREEMENT shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

18.2
This AMENDED AGREEMENT, and the ORIGINAL AGREEMENT in the event it is revived under Article 13.1, constitute the entire agreement of the parties relating to the LICENSED PATENTS, LICENSED PRODUCTS, PRODRUG PATENTS and PRODRUG PRODUCTS and all prior representations, other agreements and understandings, written or oral, are merged into it and are superseded by this AMENDED AGREEMENT.

18.3
The provisions of this AMENDED AGREEMENT shall be deemed separable. If any part of this AMENDED AGREEMENT is rendered void, invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this AMENDED AGREEMENT unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire AMENDED AGREEMENT as to either party.

18.4	Paragraph headings are inserted for convenience of reference only and do not form a part of this AMENDED AGREEMENT.

18.5
No person not a party to this AMENDED AGREEMENT, including any employee of any party to this AMENDED AGREEMENT, shall have or acquire any rights by reason of this AMENDED AGREEMENT. Nothing contained in this AMENDED AGREEMENT shall be deemed to constitute the parties, partners or joint venturers with each other or any THIRD PARTY, and neither party shall be deemed the agent of the other.

18.6	This AMENDED AGREEMENT may not be amended or modified except by written agreement executed by each of the parties.

18.7
This AMENDED AGREEMENT is personal to LICENSEE and shall not be assigned by LICENSEE without the prior written consent of YALE, which consent shall not be unreasonably withheld, conditioned or delayed; except that LICENSEE shall have the right, without such consent, (i) to perform any or all of its obligations and exercise any or all of its rights under this AMENDED AGREEMENT through any of its AFFILIATES, (ii) assign any or all of its rights and delegate any or all of its obligations hereunder to any of its AFFILIATES; and (iii) assign this AMENDED AGREEMENT in its entirety to a QUALIFIED ASSIGNEE. Any attempted assignment in contravention of this Article 18.7 shall be null and void and shall constitute a material breach of this AMENDED AGREEMENT. Notwithstanding anything to the contrary in this

AMENDED AGREEMENT, the ORIGINAL AGREEMENT, and any surviving terms of the AMENDED AGREEMENT, LICENSEE shall be responsible for the performance of its AFFILIATES to whom this AMENDED AGREEMENT is assigned pursuant to this Article 18.7.

18.8	LICENSEE, or any SUBLICENSEE or assignee, will not create, assume or permit to exist any lien, pledge, security interest or other encumbrance on this AMENDED AGREEMENT or any SUBLICENSE.

18.9
The failure of any party hereto to enforce at any time, or for any period of time, any provision of this AMENDED AGREEMENT shall not be construed as a waiver of either such provision or of the right of such party thereafter to enforce each and every provision of this AMENDED AGREEMENT.

18.10
This AMENDED AGREEMENT may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

Signature Page Follows

SIGNATURE PAGE
IN WITNESS to their agreement, the parties have caused this AMENDED AGREEMENT to be executed in duplicate originals by their duly authorized representatives.

YALE UNIVERSITY	BIOHAVEN THERAPEUTICS LTD.
By: /s/ Jon Soderstrom E. Jonathan Soderstrom, Ph.D. Managing Director Office of Cooperative Research	By: /s/ Donnie McGrath, M.D. Donnie McGrath, M.D. Authorized Signatory

Date: 7 May 2019	Date: 9 May 2019